Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 29, 2019 in the Registration Statement (Form F-1) and related Prospectus of Can-Fite Biopharma Ltd. dated January 24, 2020.

Tel-Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer Kost Forer Gabbay & Kasierer
January 24, 2020	A Member of Ernst & Young Global